                                                                   EXHIBIT 99.1


[HOME DEPOT LOGO]

              THE HOME DEPOT REPORTS RECORD THIRD QUARTER RESULTS, INCREASES FISCAL 2004 EPS GROWTH GUIDANCE TO 19-20 PERCENT

         -        Record EPS of $0.60, up 20%

         -        Record Sales of $18.8 billion, up 13%

         -        4.5% Comparable Store Sales Growth

         -        11% Operating Margin

         -        21.4% Return on Invested Capital

         ATLANTA, November 16, 2004 -- The Home Depot(R), the world's largest home improvement retailer, today reported record third quarter fiscal 2004 net earnings of $1.3 billion, or $0.60 per diluted share, up 20 percent compared to $0.50 per diluted share for the third quarter fiscal 2003.

         Sales for the period increased $2.2 billion, or 13.1 percent, to $18.8 billion. Comparable store sales rose 4.5 percent.

         Based on the strong third quarter performance, the company announced that it is raising its fiscal 2004 earnings per share growth guidance from 14-17 percent to 19-20 percent.

         "The strength of our core retail business, coupled with our growing services and professional supply businesses, is delivering solid returns," said Bob Nardelli, chairman, president & CEO, The Home Depot. "Our business strategy of enhancing the core, extending the business and expanding our markets is clearly driving consistent, profitable sales growth. Additionally, in the face of a record number of hurricanes in the Southeast, our stores remained open and our associates and suppliers worked tirelessly to take care of our customers, and I want to thank them."

         The company ended the quarter with $39.6 billion in total assets, including $3.4 billion in cash and stockholders' equity of $23.7 billion.

         "Our solid financial results drove our return on invested capital to
21.4 percent, up 260 basis points from the third quarter last year," said Carol Tome, executive vice president, CFO, The Home Depot. "Our financial condition remains unparalleled in retail."

         ENHANCING THE CORE

         "Our results reflect our breadth of merchandise, the benefits of our store modernization program and support from our marketing initiatives," said John Costello, executive vice president of Merchandising and Marketing, The Home Depot. "This is evidenced by a 6.6 percent increase in our average ticket, which reached $55.53, a company record. We experienced average ticket growth across the store because of an enriched merchandising mix of products."

         Merchandising highlights in the quarter include:

         - Continued product innovation across both hardlines and decor, including Hampton Bay interior lighting and ceiling fans, Ryobi air grip laser level, Charmglow outdoor fireplace products, RIDGID titanium coated saw blades, Porter Cable compressor combo, Masonite doors and Trex composite decking

         - Record share in core appliances, up 40% over a year ago, and the tenth consecutive quarterly gain, supported by the rollout of GE Adora, the new Hotpoint Metallic Series and the Americana line

         - Continued store modernization, including the Ralph Lauren Color Center, the new Exterior Wood Care Center and resets across a variety of categories

                                     -more-

         - Expanded multi-channel retailing through homedepot.com, in-store special orders and catalogs

         - The nation's largest Tool Rental Center network, opening the 1,000th location

         EXTENDING THE BUSINESS

         During the quarter, the company opened 38 new stores, including two new urban format stores, one in New York City and one in Park Royal, West Vancouver, British Columbia. "These stores demonstrate another opportunity for new store growth by bringing The Home Depot to previously underserved customers and markets," added Costello.

         The company continued to extend its core business in the third quarter, growing services revenues by 26% to $957 million for the quarter. Services highlights include:

         - Offered 23 national installation programs, with plans for more

         - Continued strength in services such as carpet, countertops, kitchens and windows, with more than 11,000 installations each day

         EXPANDING MARKETS

         The company said that its recently acquired White Cap business is exceeding expectations, with strong sales, smooth integration and purchasing synergies. White Cap provides a platform for future growth to large- and mid-sized professional contractors, serving a $400 billion market. The company said that since the acquisition, White Cap has made three small bolt-on acquisitions and has grown organically by adding seven branches, bringing the total to 77 in 17 states.

         Canada and Mexico continue to represent significant growth opportunities for The Home Depot. "Our Mexico business is strong, with double-digit comp growth," said Nardelli. "The integration and re-branding of the Home Mart stores have gone extremely well. Today, we have 10 stores in Mexico City and 42 stores throughout the country. Housing is a clear priority in Mexico, and based upon my recent trip there, I am confident that we are well positioned in this $16 billion market."

         In September, The Home Depot marked its inaugural Week of Service with associate volunteers donating more than 260,000 hours, touching more than 1,200 communities and 1 million people throughout North America and China.

         In cooperation with the Departments of Defense, Labor and Veterans Affairs, the company launched Operation Career Front and has hired more than 10,000 veterans this year alone. "We were honored to have been recognized by Employer Support Guard and Reservists and the Department of Defense with the Freedom Award," said Nardelli. "And, just last week, we were ranked number one as the most military-friendly employer by GI Jobs magazine."

         The Home Depot will conduct a conference call today to discuss information included in this news release and related matters at 9:00 a.m. EST. The conference call will be available in its entirety through a Web cast at http://www.homedepot.com, and through replay at that site under the investor relations' section.

                                     -more-

         The adjusted earnings per share included in this press release is reconciled to the comparable generally accepted accounting principles amount in the attached schedule. In January 2004, the company adopted EITF 02-16 "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor." Management believes that excluding the impact of EITF 02-16 allows investors to compare the results of operations without giving effect to this new accounting standard.

Founded in 1978, The Home Depot(R) is the world's largest home improvement specialty retailer and the second largest retailer in the United States, with fiscal 2003 sales of $64.8 billion. During the quarter, The Home Depot added 38 new stores. At the end of the third quarter of fiscal 2004, the company operated a total of 1,826 stores, including 1,602 The Home Depot stores in the United States, 110 The Home Depot stores in Canada, and 42 The Home Depot stores in Mexico. The company also operates 54 EXPO Design Center locations, 11 The Home Depot Landscape Supply stores, five The Home Depot Supply stores, and two The Home Depot Floor Stores. The company employs approximately 300,000 associates and today has stores in 50 states, the District of Columbia, Puerto Rico, eight Canadian provinces and Mexico. Its stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones Industrial Average and Standard & Poor's 500 Index. HDE

Statements of The Home Depot's expectations for sales growth, earnings performance, capital expenditures, store openings and demand for services in this release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from the company's historical experience and its present expectations. These risks and uncertainties include, but are not limited to, fluctuations in and the overall condition of the U.S. economy, stability of costs and availability of sourcing channels, conditions affecting new store development, the company's ability to integrate the businesses it acquires, the risk that the cost savings and any revenue synergies from acquisitions may not be fully realized or may take longer to realize than expected, the company's ability to implement new technologies and processes, the company's ability to attract, train and retain highly-qualified associates, unanticipated weather conditions, and the impact of competition and regulatory and litigation matters. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made. Additional information regarding these and other risks is contained in the company's periodic filings with the Securities and Exchange Commission.

                                      ###

For more information, contact:

Financial Community                             News Media

Diane Dayhoff                                   Jerry Shields
Vice President, Investor Relations              Senior Public Relations Manager
(770) 384-2666                                  (770) 384-2741
diane_dayhoff@homedepot.com                     jerry_shields@homedepot.com

                     THE HOME DEPOT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS AND NINE MONTHS ENDED OCTOBER 31, 2004 AND NOVEMBER 2, 2003
                                  (UNAUDITED)
       (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA AND AS OTHERWISE NOTED)


                                             THREE MONTHS ENDED      % INCREASE        NINE MONTHS ENDED     % INCREASE
                                            10-31-04      11-2-03    (DECREASE)     10-31-04      11-2-03     (DECREASE)
                                            --------      -------    ----------     --------      -------    -----------

NET SALES                                   $18,772       $16,598       13.1%       $56,282       $49,691       13.3%
Cost of Merchandise Sold                     12,520        11,405        9.8         37,601        34,064       10.4
                                            -------       -------       ----        -------       -------
  GROSS PROFIT                                6,252         5,193       20.4         18,681        15,627       19.5

Operating Expenses:
  Selling and Store Operating                 3,826         3,092       23.7         11,406         9,449       20.7
  General and Administrative                    370           278       33.1          1,016           841       20.8
                                            -------       -------                   -------       -------
     Total Operating Expenses                 4,196         3,370       24.5         12,422        10,290       20.7
                                            -------       -------                   -------       -------

  OPERATING INCOME                            2,056         1,823       12.8          6,259         5,337       17.3

Interest Income (Expense):
  Interest and Investment Income                 22            14       57.1             46            41       12.2
  Interest Expense                              (18)          (14)      28.6            (49)          (48)       2.1
                                            -------       -------                   -------       -------
     Interest, net                                4            --        N/A             (3)           (7)      (57.1)
                                            -------       -------                   -------       -------

EARNINGS BEFORE PROVISION

   FOR INCOME TAXES                           2,060         1,823       13.0          6,256         5,330       17.4

Provision for Income Taxes                      743           676        9.9          2,296         1,977       16.1
                                            -------       -------                   -------       -------
  NET EARNINGS                              $ 1,317       $ 1,147       14.8%       $ 3,960       $ 3,353       18.1%
                                            =======       =======                   =======       =======


Weighted Average Common Shares                2,191         2,280       (3.9)%        2,213         2,289       (3.3)%

BASIC EARNINGS PER SHARE                    $  0.60       $  0.50       20.0%       $  1.79       $  1.46       22.6%

Diluted Weighted Average Common Shares        2,199         2,287       (3.8)%        2,221         2,295       (3.2)%

DILUTED EARNINGS PER SHARE                  $  0.60       $  0.50       20.0%       $  1.78       $  1.46       21.9%


SELECTED HIGHLIGHTS                           THREE MONTHS ENDED      % INCREASE      NINE MONTHS ENDED     % INCREASE
                                            10-31-04       11-2-03    (DECREASE)   10-31-04       11-2-03   (DECREASE)
                                            --------       -------    ----------   --------       -------   ----------

Number of Customer Transactions (1)             324           313        3.5%           999           959        4.2%
Average Ticket (1)                           $55.53        $52.10        6.6         $55.11        $51.30        7.4
Weighted Average Weekly Sales
   per Operating Store (000's) (1)           $  767        $  775       (1.0)        $  801        $  796        0.6
Square Footage at End of Period (1)             194           176       10.2            194           176       10.2
Capital Expenditures                         $1,241        $  837       48.3         $2,778        $2,508       10.8
Depreciation and Amortization                $  335        $  281       19.2%        $  971        $  786       23.5%

(1) Excludes all subsidiaries operating under The Home Depot Supply brand (Apex Supply Company, Maintenance Warehouse, Your "other" Warehouse, White Cap Industries and HD Builder Solutions Group) since their inclusion may cause distortion of the data presented due to operational differences from our retail stores. The total number of the excluded locations and their total square footage are immaterial to our total number of locations and total square footage.

                     THE HOME DEPOT, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
         AS OF OCTOBER 31, 2004, NOVEMBER 2, 2003 and FEBRUARY 1, 2004
                             (Amounts in Millions)


                                                         10-31-04          11-2-03          2-1-04
                                                        -----------      -----------       ---------
                                                        (UNAUDITED)      (UNAUDITED)       (AUDITED)

ASSETS

   Cash and Cash Equivalents                              $ 3,375          $ 4,944          $ 2,826
   Short-Term Investments                                      --               22               26
   Receivables, net                                         1,822            1,432            1,097
   Merchandise Inventories                                 10,203            9,002            9,076
   Other Current Assets                                       327              297              303
                                                          -------          -------          -------
      Total Current Assets                                 15,727           15,697           13,328

   Property and Equipment, net                             21,976           18,876           20,063
   Other Assets                                             1,928              801            1,046
                                                          -------          -------          -------
      TOTAL ASSETS                                        $39,631          $35,374          $34,437
                                                          =======          =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY

   Accounts Payable                                       $ 7,159          $ 6,380          $ 5,159
   Accrued Salaries and Related Expenses                    1,106              851              801
   Other Current Liabilities                                3,546            3,741            3,594
                                                          -------          -------          -------
      Total Current Liabilities                            11,811           10,972            9,554

   Long-Term Debt                                           2,151              847              856
   Other Long-Term Liabilities                              1,922            1,294            1,620
                                                          -------          -------          -------
      Total Liabilities                                    15,884           13,113           12,030

   Total Stockholders' Equity                              23,747           22,261           22,407
                                                          -------          -------          -------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $39,631          $35,374          $34,437
                                                          =======          =======          =======

                     THE HOME DEPOT, INC. AND SUBSIDIARIES
                             SUPPLEMENTAL SCHEDULE
                             IMPACT OF EITF 02-16 *
        FOR THE NINE MONTHS ENDED OCTOBER 31, 2004 AND NOVEMBER 2, 2003
                                  (UNAUDITED)
       (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA AND AS OTHERWISE NOTED)


                                            AS REPORTED      IMPACT OF      AS ADJUSTED      AS REPORTED       % INCREASE
                                            10-31-2004      EITF 02-16*     10-31-2004        11-2-2003        (DECREASE)
                                            -----------     -----------     -----------      -----------       ----------

COST OF MERCHANDISE SOLD                      $37,601          $(650)          $38,251          $34,064            12.3%
                                            ---------       --------        ----------       ----------        --------
GROSS PROFIT                                   18,681            650            18,031           15,627            15.4
                                            ---------       --------        ----------       ----------        --------
SELLING AND STORE OPERATING EXPENSES           11,406            820            10,586            9,449            12.0
                                            ---------       --------        ----------       ----------        --------
OPERATING INCOME                                6,259           (170)            6,429            5,337            20.5
                                            ---------       --------        ----------       ----------        --------
NET EARNINGS                                    3,960           (108)            4,068            3,353            21.3
                                            ---------       --------        ----------       ----------        --------
DILUTED EARNINGS PER SHARE                    $  1.78          $0.05           $  1.83          $  1.46            25.3%
                                            ---------       --------        ----------       ----------        --------


* The table includes only those line items in the Consolidated Statements of Earnings impacted by the adoption of EITF 02-16.

In January 2004, the Company adopted EITF 02-16 "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor." The impact in the first nine months of fiscal 2004 in connection with the adoption of EITF 02-16 resulted in a reduction of Cost of Merchandise Sold of $650 million, an increase in Selling and Store Operating Expenses of $820 million and a reduction of Net Earnings of $108 million. The adoption of EITF 02-16 had a $0.05 per share impact on diluted earnings per share during the first nine months of the year. We do not expect any further impact on our diluted earnings per share from the adoption of EITF 02-16.